Exhibit 3.2

BYLAWS

OF

GOLD QUANTUM GROUP, INC.

a Nevada Corporation

ARTICLE 1: OFFICES

1.1.          REGISTERED AGENT AND OFFICE. The registered agent of Gold Quantum Group, Inc. (the “Corporation”) shall be as set forth in the Corporation’s articles of incorporation, as amended or restated (the “Articles of Incorporation”) and the registered office of the Corporation shall be the street office of that agent. The board of directors of the Corporation (the “Board of Directors” or the “Board”) may at any time change the Corporation’s registered agent or office by making the appropriate filing with the Nevada Secretary of State (“SOS”).

1.2.          PRINCIPAL OFFICE. The principal office of the Corporation shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board of Directors.

1.3.          OTHER OFFICES. The Corporation may also have other offices, within or without the State of Nevada, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

1.4.          BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE 2: SHAREHOLDERS AND SHAREHOLDERS’ MEETINGS

2.1.          PLACE OF MEETING. Meetings of the shareholders shall be held either at the principal office of the Corporation or at any other place, within or without the State of Nevada, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may determine, in its discretion, that any meeting of the shareholders may be held solely by means of electronic communication in accordance with Section 2.2.

2.2.          PARTICIPATION BY REMOTE COMMUNICATION. Shareholders not physically present at a meeting of the shareholders may participate in the meeting by remote communication, including (without limitation) electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a)          Verify the identity of each shareholder participating by remote communication; and

(b)          Provide the shareholders a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner with the proceedings.

Shareholders participating by remote communication shall be considered present in person at the meeting.

2.3.          Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at the principal office of the corporation, or at some other place as designated by the Board, on the day and at the time specified by the Board. The Board, acting pursuant to a resolution adopted by a majority of the Board, Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the shareholders. Failure to hold the annual meeting of shareholders at the designated time shall not affect the validity of any action taken by the Corporation.

2.4.          Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board, any two directors, the President, or by the holder of a majority share of the capital stock of the Corporation. The meetings shall be held at such time and place as the Board of Directors may prescribe, or, if not held upon the request of the Board of Directors, at such time and place as may be established by the President or by the Secretary in the President’s absence. Only business within the purpose or purposes described in the meeting notice may be conducted, unless there is unanimous consent of the shareholders present at the meeting to conduct other business than that described in the meeting notice.

2.5.          Advance Notice Procedures.

(a)          Annual Meetings of Shareholders.

(i)          Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the shareholders at an annual meeting of shareholders may be made only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors, or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by a majority of the Board; (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any shareholder of the Corporation who (A) is a shareholder of record at the time such shareholder gives the notice contemplated by Section 2.5(a)(ii); (B) is a shareholder of record on the record date for the determination of shareholders entitled to notice of the annual meeting; (C) is a shareholder of record on the record date for the determination of shareholders entitled to vote at the annual meeting; (D) is a shareholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.5.

(ii)         For nominations of persons for election to the Board of Directors or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to clause (4) of Section 2.5(a)(i), the shareholder must have given timely notice in writing to the secretary of the Corporation (the “Secretary”) and any such nomination or proposed business must constitute a proper matter for shareholder action pursuant to Chapter 78 of the Nevada Revised Statutes (the “NGCL”), the Corporation’s Articles of Incorporation, or these Bylaws. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation no earlier than 8:00 a.m., Eastern time, on the 120th day and no later than 5:00 p.m., Eastern time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of shareholders as first specified in the Corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent). However, if no annual meeting of shareholders was held in the preceding year, or if the date of the annual meeting for the current year has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the Secretary at the principal executive offices of the Corporation no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Eastern time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation. In no event will the adjournment, rescheduling, postponement or other delay of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. In no event may a shareholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by shareholders at the annual meeting. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a shareholder may deliver a notice of nomination pursuant to the foregoing provisions, then a shareholder’s notice required by this Section 2.5(a)(ii) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation no later than 5:00 p.m., Eastern time, on the 10th day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, Section 14 or Section 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”) or by such other means as is reasonably designed to inform the public or shareholders of the Corporation in general of such information, including, without limitation, posting on the Corporation’s investor relations website.

(iii)        A shareholder’s notice to the Secretary must set forth:

(1)         As to each person whom the shareholder proposes to nominate for election as a director:

(A)         such person’s name, age, business address, residence address and principal occupation or employment;

(B)         the class and number of shares of the Corporation that are held of record or are beneficially owned by such person and any (i) Derivative Instruments (as defined below) held or beneficially owned by such person, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the Corporation’s securities;

(C)         all information relating to such person that is required to be disclosed in connection with solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to the Section 14 of the 1934 Act;

(D)         such person’s written consent (x) to being named as a nominee of such shareholder, (y) to being named in the Corporation’s form of proxy pursuant to Rule 14a-19 under the 1934 Act and (z) to serving as a director of the Corporation if elected;

(E)         any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”); and

(F)         a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such shareholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant;

(2)         As to any other business that the shareholder proposes to bring before the annual meeting:

(A)         a brief description of the business desired to be brought before the annual meeting;

(B)         the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws);

(C)         the reasons for conducting such business at the annual meeting;

(D)         any material interest in such business of such shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and

(E)         all agreements, arrangements and understandings between such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other persons (including their names) in connection with the proposal of such business by such shareholder.

(3)         As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A)         the name and address of such shareholder (as they appear on the Corporation’s books), of such beneficial owner, and of their respective affiliates or associates or others acting in concert with them;

(B)         for each class or series, the number of shares of stock of the Corporation that are, directly or indirectly, held of record or are beneficially owned by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(C)         any agreement, arrangement or understanding between such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;

(D)         any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities (any of the foregoing, a “Derivative Instrument”) including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities;

(E)         any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the Corporation;

(F)         any rights to dividends on the Corporation’s securities owned beneficially by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security;

(G)         any proportionate interest in the Corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(H)         any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the Corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;

(I)         any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(J)         any direct or indirect interest of such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);

(K)         any material pending or threatened legal proceeding in which such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the Corporation or any of its officers, directors or affiliates;

(L)         any material relationship between such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the Corporation or any of its officers, directors or affiliates, on the other hand;

(M)         a representation and undertaking that the shareholder is a holder of record of stock of the Corporation as of the date of submission of the shareholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting;

(N)         a representation and undertaking as to whether such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee (which representation and undertaking must include a statement as to whether such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends to solicit the requisite percentage of the voting power of the Corporation’s stock under Rule 14a-19 of the 1934 Act); or (y) otherwise solicit proxies from shareholders in support of such proposal or nomination;

(O)         any other information relating to such shareholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and

(P)         such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for shareholder action pursuant to Chapter 78 of the NGCL, the Corporation’s Articles of Incorporation, or these Bylaws.

(iv)        In addition to the other requirements of this Section 2.5, to be timely, a shareholder’s notice (and any additional information submitted to the Corporation in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the shareholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (2) to provide any additional information that the Corporation may reasonably request. Any such update and supplement or additional information (including, if requested pursuant to Section 2.5(a)(iii)(3)(P)) must be received by the Secretary at the principal executive offices of the Corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the Corporation; or (B) in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a shareholder nominating individuals for election as a director will provide the Corporation with reasonable evidence that such shareholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the shareholder fails to comply with the requirements of Rule 14a-19 (including because the shareholder fails to provide the Corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such shareholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the Corporation and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines pursuant to these Bylaws or enable or be deemed to permit a shareholder who has previously submitted notice pursuant to these Bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these Bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the shareholder submitting a notice pursuant to this Section 1.3 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(b)          Special Meetings of Shareholders. Except to the extent required by the NGCL, and subject to Section 2.5(a) special meetings of shareholders may be called only in accordance with the Corporation’s Articles of Incorporation and these Bylaws. Only such business will be conducted at a special meeting of shareholders as has been brought before the special meeting pursuant to the Corporation’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any shareholder who (i) is a shareholder of record at the time of giving of the notice contemplated by this Section 2.5(b); (ii) is a shareholder of record on the record date for the determination of shareholders entitled to notice of the special meeting; (iii) is a shareholder of record on the record date for the determination of shareholders entitled to vote at the special meeting; (iv) is a shareholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.5(b) (with such procedures that the Corporation deems to be applicable to such special meeting). For nominations to be properly brought by a shareholder before a special meeting pursuant to this Section 2.5(b), the shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., Eastern time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.5(a)(iii), with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this final sentence of this Section 2.5(b).

(c)          Other Requirements and Procedures.

(i)          To be eligible to be a nominee of any shareholder for election as a director of the Corporation, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.5(a)(ii) or Section 2.5(b):

(1)         a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating shareholder, which form will be provided by the Secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation;

(2)         a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;

(3)         a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;

(4)         a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect); and

(5)         a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.

(ii)         At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary the information that is required to be set forth in a shareholder’s notice of nomination pertaining to such nominee.

(iii)        No person will be eligible to be nominated by a shareholder for election as a director of the Corporation, or to be seated as a director of the Corporation, unless nominated and elected in accordance with the procedures set forth in this Section 2.5. No business proposed by a shareholder will be conducted at a shareholder meeting except in accordance with this Section 2.5.

(iv)        The chairperson of the applicable meeting of shareholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that other proposed business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.

(v)         Notwithstanding anything to the contrary in this Section 2.5, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.5, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(vi)        Without limiting this Section 2.5, a shareholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.5, it being understood that (1) any references in these Bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.5; and (2) compliance with clause (4) of Section 2.5(a)(i) and with Section 2.5(b) are the exclusive means for a shareholder to make nominations or submit other business (other than as provided in Section 2.5(c)(vii)).

(vii)       Notwithstanding anything to the contrary in this Section 2.5, the notice requirements set forth in these Bylaws with respect to the proposal of any business pursuant to this Section 2.5 will be deemed to be satisfied by a shareholder if (1) such shareholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the 1934 Act; and (2) such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of shareholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these Bylaws will be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or any other business proposal.

2.6.          FIXING THE RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the record date shall be the date fixed by resolution of the Board of Directors. If no date is specified, the record date shall be the close of business on the day before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day the meeting is held. A record date fixed under this Section may not be less than ten (10) or more than sixty (60) days before the meeting of shareholders. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than sixty (60) days after the original meeting of shareholders.

2.7.          Notice of Meetings. Written notice stating the place (if any), date, and time of the meeting, the means of any electronic communication by which shareholders may participate in the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) and not more than sixty (60) days before the date of the meeting. Notice to each shareholder entitled to vote at the meeting shall be given personally, by mail, or by electronic transmission if consented to by the shareholder, by or at the direction of the Secretary or the officer or person calling the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Any shareholder entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the meeting. A shareholder’s participation or attendance at a meeting shall constitute a waiver of notice, except where the shareholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

2.8.          VOTING LISTS. The Corporation shall prepare, as of the record date fixed for a meeting of shareholders, a complete list of the shareholders entitled to notice of a shareholders’ meeting, arranged in alphabetical order and by voting group, with the address of each shareholder and the number, class, and series, if any, of shares owned by each. The list shall be produced and kept open at the time of the meeting and shall be subject to the inspection of any shareholder during the meeting (or any adjournment thereof). If any shareholders are participating in the meeting by remote communication, the list shall be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to shareholders with the notice of the meeting.

2.9.          QUORUM. The presence in person, by means of remote communication, or by proxy of a majority of the voting power constitutes a quorum for the transaction of business at a meeting of shareholders, except as otherwise required by the Articles of Incorporation, these Bylaws, or Chapter 78 of the NGCL. Each share shall be entitled to one vote. If any class or series of shares is permitted or required to vote separately on any action, the presence in person, by means of remote communication, or by proxy of a majority of the voting power of such class or series constitutes a quorum for the transaction of business. If a quorum exists, action on a matter shall be approved by a voting group if the votes cast within a voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes are required by the Articles of Incorporation or by law.

2.10.         CONDUCT of Meetings. The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the shareholders. At every meeting of the shareholders, the President, or in the President’s absence or inability to act, a director or officer designated by the Board of Directors, shall serve as chair of the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

2.11.         VOTING OF STOCK. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided by these Bylaws and to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

Unless a different proportion is required by the Articles of Incorporation, these Bylaws, or the NGCL:

(a)          If a quorum exists, action other than the election of directors is approved if the votes cast in favor of the action exceed the votes cast against the action.

(b)          If a quorum exists of any class or series of stock that is permitted or required to vote separately on any matter, action is approved by the class or series if a majority of the voting power of a quorum of that class or series votes in favor of the action.

Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.12.         VOTING BY PROXY. A shareholder may vote either in person or by proxy executed in writing by the shareholder or the shareholder’s attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the shareholder’s original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid after six (6) months from the date of its creation unless the proxy specifies its duration, which may not exceed seven (7) years from the date of its creation. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and the proxy is coupled with an interest sufficient to support an irrevocable power. A properly created proxy or proxies continues in full force and effect until either of the following occurs:

(a)          One of the following is filed with or transmitted to the Secretary or another person or persons appointed by the Corporation to count the votes of the shareholders and determine the validity of proxies and ballots: (i) another instrument or transmission properly revoking the proxy; or (ii) a properly created proxy or proxies bearing a later date.

(b)          The shareholder executing the original written proxy revokes the proxy by attending a shareholders’ meeting and voting its shares in person, in which case any votes cast by that shareholder’s previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

2.13.         Shareholders’ Action Without a Meeting. Any action required or permitted by the NGCL to be taken at a meeting of shareholders may be taken without a meeting if, before or after the action, a written consent to the action is signed by shareholders holding a majority of the voting power of the Corporation or, if different, the proportion of voting power required to take the action at a meeting of shareholders. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

2.14.         Adjourned Meetings. If no quorum exists, the shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage pre-paid to each shareholder of record at least ten (10) days before such date to which the meeting was adjourned. If a shareholders’ meeting is adjourned to a different place, date or time, whether for failure to achieve a quorum or otherwise, notice need not be given of the new place, date or time if the new place, date or time is announced at the meeting before adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, that determination shall apply to any adjournment thereof, unless Nevada law requires fixing a new record date. If Nevada law requires that a new record date be set for the adjourned meeting, notice of the adjourned meeting must be given to shareholders as the new record date. Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

ARTICLE 3: SHARE CERTIFICATES AND TRANSFER

3.1.          SHare Certificates. Share certificates shall be issued in consecutive numerical order, and each shareholder shall be entitled to a certificate signed by two officers or agents of the Corporation, which may include any of the Chief Executive Officer, the Chairman of the Board, the President or a Vice President, or such other officers or agents designated by the Corporation for such purpose. Share certificates may be sealed with the corporate seal, if any, and the shares shall be entered into the corporate books. Facsimiles of the signatures and seal may be used as permitted by law. Every share certificate shall state:

(a)          the name of the Corporation;

(b)          that the Corporation is organized under the laws of the State of Nevada;

(c)          the name of the person to whom the share certificate is issued;

(d)          the number, class and series (if any) of shares that the certificate represents and the dates of issue; and

(e)          if the Corporation is authorized to issue shares of more than one class or series, that upon written request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board of Directors to determine variations for future series.

3.2.          TRANSFERS OF SHARES. Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the Corporation until the outstanding certificate therefore has been surrendered to the Corporation. Upon surrender to the corporation of the transferred shares, the certificates representing the transferred shares shall be canceled upon the books of the corporation and new share certificates shall be issued to the transferee. The corporation shall treat the recorded holder of any shares of the holder in fact of such shares and shall not be obligated to recognize any other claims as to the ownership of such shares.

3.3.          REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

3.4.          LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

3.5.          Consideration for Shares. Shares of the Corporation may be issued for such consideration as shall be determined by the Board of Directors to be adequate. The consideration for the issuance of shares may be paid in whole or in part in cash, or in any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Establishment by the Board of Directors of the amount of consideration received or to be received for shares of the Corporation shall be deemed to be a determination that the consideration so established is adequate.

ARTICLE 4: DIRECTORS

4.1.          Number, Qualification and Term. The general business affairs and property of the corporation shall be managed under the direction of a Board of Directors. The number of members of Board of Directors, unless and until changed by resolution of the Board of Directors shall be: not less than one (1) nor more than twelve (12). The Board of Directors may increase or decrease this number by resolution. All members of the Board of Directors shall be natural persons who are at least eighteen (18) years of age and must be shareholders of the Corporation. Each member of the Board of Directors shall serve for a one year term and may be elected to successive terms. A decrease in the number of directors shall not shorten the term of an incumbent director. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified.

4.2.          ELECTION. The directors shall be elected by a majority vote of the shares entitled to vote at the meeting either in person or by proxy at the shareholder annual meeting or at a special meeting called for that purpose.

4.3.          Vacancies. Except as otherwise provided in the Articles of Incorporation or by law, vacancies in the Board of Directors, whether caused by resignation, death, retirement, disqualification, removal, increase in the number of directors, or otherwise, may be filled for the remainder of the term by the Board of Directors, by the shareholders, or, if the directors in office constitute less than a quorum of the Board of Directors, by an affirmative vote of a majority of the remaining directors, even if less than a quorum. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director(s) may not take office until the vacancy occurs.

4.4.          Quorum and Voting. At any meeting of the Board of Directors, the presence in person (including by electronic means such as a telephone or video conference call) of a majority of the number of directors presently in office shall constitute a quorum for the transaction of business. Notwithstanding the foregoing, in no case shall a quorum be less than one-third of the authorized number of directors. If a quorum is present at the time of a vote, the affirmative vote of a majority of the directors present at the time of the vote shall be the act of the Board of Directors and of the Corporation except as may be otherwise specifically provided by the Articles of Incorporation, by these Bylaws, or by law. Each director shall have one vote. A director who is present at a meeting of the Board of Directors when action is taken is deemed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

4.5.          REGULAR MEETINGS. A regular meeting of the newly elected Board of Directors shall be held, without other notice, immediately after and at the place of the annual meeting of shareholders, provided a quorum is present. Other regular meetings of the Board of Directors may be held at such times and places, within or without the State of Nevada, as the Board of Directors may determine.

4.6.          SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any place and at any time and may be called by the Chairman of the Board, the President, Vice President, Secretary or Treasurer, or and two or more directors.

4.7.          Participation by electronic communication. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a)          Verify the identity of each director participating by electronic communication; and

(b)          Provide the directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner.

Directors participating by electronic communication shall be considered present in person at the meeting.

4.8.          NOTICE OF MEETINGS. Unless the Articles of Incorporation provide otherwise, any regular meeting of the Board of Directors may be held without notice to the shareholders of the date, time, place, or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than five (5) days’ written notice stating the purpose or purposes of the meeting, the date, place (if any), and time of the meeting, and the means of any electronic communication by which directors may participate in the meeting. Notice may be given to each director personally, by mail, by electronic transmission if consented to by the director, or by any other means of communication authorized by the director.

A director entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting. A director’s participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

4.9.          ACTION BY DIRECTORS WITHOUT MEETING. The Board of Directors or a committee thereof may take any action required or permitted by the NGCL without a meeting that it could properly take at a meeting by executing a resolution setting forth the action signed by all of the directors, or all of the members of the committee, as the case may be, either before or after the action is taken, and if the signed resolution is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such action shall be effective upon the signing of a resolution by the last director to sign, unless the consent specifies a later effective date.

4.10.         COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the NGCL. Each such committee must have two or more members, who shall be directors and who shall serve at the pleasure of the Board of Directors. Each committee of the Board of Directors may exercise the authority of the Board of Directors to the extent provided in its enabling resolution and any pertinent subsequent resolutions adopted in like manner, provided that the authority of each such committee shall be subject to applicable law. Each committee of the Board of Directors shall keep regular minutes of its proceedings and shall report to the Board of Directors when requested to do so.

Notwithstanding the foregoing, a committee of the Board of Directors shall not have the authority to:

(a)          Fill vacancies on the Board of Directors or any committee thereof.

(b)          Amend the Articles of Incorporation.

(c)          Adopt, amend, or repeal these Bylaws.

(d)          Authorize the issuance of shares of the Corporation’s stock.

(e)          Authorize a distribution.

(f)          Approve any action that requires shareholder approval.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

4.11.         COMPENSATION. Directors shall not receive any stated salary for their services, but the Board of Directors may provide for a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

4.12.         Removal. Any director may be removed at any time by a two-thirds shareholder vote at a special meeting called for that purpose.

4.13.         Resignation. Any director may resign at any time by giving written notice of such resignation to the Board, the President or the Secretary of the corporation. Unless otherwise specified in the notice of resignation, such resignation shall take effect upon receipt thereof by the board or by such officer, and acceptance of the resignation shall not be necessary to make it effective.

ARTICLE 5: OFFICERS

5.1.          POSITIONS AND ELECTION. The officers of the Corporation shall consist of such officers and assistant officers as may be designated by resolution of the Board of Directors. The officers of the Corporation shall be elected by the Board of Directors and may include a Chief Executive Officer, a President, a Secretary, a Treasurer, and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Each officer shall serve a one-year term and may be elected to successive terms. The officers shall hold office at the pleasure of the Board of Directors. All officers shall remain in office after the expiration of their term until a successor is chosen or until their resignation or removal before the expiration of their term. Unless otherwise restricted by the Board of Directors, the President may appoint any assistant officer, the Secretary may appoint one or more Assistant Secretaries, and the Treasurer may appoint one or more Assistant Treasurers; provided that any such appointments shall be recorded in writing in the corporate records. None of the officers of the Corporation need to be a director. Any two or more corporate offices may be held by the same person. All officers must be natural persons who are at least eighteen (18) years of age.

5.2.          POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board of Directors.

5.3.          Vacancies. The Board of Directors shall fill any vacancies in any office arising from any cause at any regular or special meeting.

5.4.          REMOVAL AND RESIGNATION. Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering written notice to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 5.1 of these Bylaws.

5.5.          Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

5.6.          AUTHORITY TO EXECUTE AGREEMENTS. All agreements of the Corporation shall be executed on behalf of the Corporation by (a) the Chief Executive Officer, (b) the President, (c) such other officer or employee of the Corporation authorized in writing by the Chief Executive Officer, with such limitations or restrictions on such authority as the Chief Executive Officer deems appropriate, or (c) such other person as may be authorized by the Board of Directors.

ARTICLE 6: INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

6.1.          Grant of Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of this or another Corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a “covered person”), whether the basis of such proceeding is alleged action in an official capacity as a covered person shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.

6.2.          Limitations on Indemnification. No indemnification shall be provided hereunder to any covered person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall the Corporation indemnify any covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, nor shall the corporation indemnify any covered person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

6.3.          advancement of expenses. The right to indemnification conferred in this section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, except where the Board of Directors shall have adopted a resolution expressly disapproving such advancement of expenses.

6.4.          right to enforce indemnification. If a written claim to enforce indemnification is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation, or if a claim for expenses incurred in defending a proceeding in advance of its final disposition is not paid within twenty (20) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification hereunder upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible hereunder or under Nevada state law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein or in Nevada state law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

6.5.          nonexclusively. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall be valid to the extent consistent with Nevada law.

6.6.          Indemnification of Officers, Employees and Agents. The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to officers, employees and agents of the Corporation on the same terms and with the same scope and effect as the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, Nevada state law or on such other terms as the Board may deem proper.

6.7.          insurance and other security. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by the individual in that capacity or arising from his or her status as an officer, director, agent, or employee, whether or not the Corporation would have the power to indemnify such person against the same liability under Nevada state law. The Corporation may enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this section.

6.8.          Amendment or Modification. This section may be altered or amended at any time as provided in these Bylaws, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

6.9.          Effect of Section. The rights conferred by this section shall be deemed to be contract rights between the Corporation and each person who is or was a director or officer. The Corporation expressly intends each such person to rely on the rights conferred hereby in performing his or her respective duties on behalf of the Corporation.

ARTICLE 7: DISTRIBUTIONS

7.1.          DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property (other than shares of the Corporation), or a dividend of shares of the Corporation to the extent permitted by the Articles of Incorporation and the NGCL.

7.2.          FIXING RECORD DATES FOR DISTRIBUTIONS AND SHARE DIVIDENDS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a date no more than 60 days prior to the date of the distribution or share dividend. If no record date is fixed for such distribution or share dividend, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

ARTICLE 8: MISCELLANEOUS

8.1.          CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

8.2.          FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

8.3.          CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the NGCL shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

8.4.          INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

8.5.          CORPORATE SEAL. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or any other manner reproduced.

8.6.          Waiver of Notice. Unless otherwise provided by law, whenever any notice is required to be given at any shareholder or Director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to a notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 9: AMENDMENT OF BYLAWS

9.1.          POWER TO AMEND. Any of the Bylaws may be amended by a majority vote of the shareholders at any annual meeting or at any special meeting called for that purpose. The Board of Directors may amend the Bylaws or adopt additional Bylaws, but shall not alter or repeal any Bylaws adopted by the shareholders of the Corporation.